Exhibit 99.1

AMERICAN FINANCE TRUST ADOPTS SHORT-TERM STOCKHOLDER RIGHTS PLAN

NEW YORK –April 13, 2020 – American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”) announced today that its Board of Directors (the “Board”) has approved a short-term stockholder rights plan (the “Plan”) to protect the long-term interests of the Company. The Board has adopted the Plan at this time due to the substantial volatility in the trading of the Company’s Class A common stock (the “Common Stock”) that has resulted from the ongoing COVID-19 pandemic.

The adoption of the Plan by the Board is intended to allow the Company to realize the long-term value of the Company’s assets by protecting the Company from the actions of third parties that the Board determines are not in the best interest of the Company. By adopting the Plan, the Board believes that it has best positioned the Company to navigate through this period of volatility brought on by COVID-19. Similar to plans adopted recently by other publicly held companies, AFIN’s Plan is designed to reduce the likelihood that any person or group (including a group of persons that are acting in concert with each other) would gain control of AFIN through open market accumulation of stock by imposing significant penalties upon any person or group that acquires 4.9% or more of the outstanding shares of the Common Stock without the approval of the Board. The Plan is not intended to prevent or interfere with any action that the Board determines to be in the best interest of the Company and, among other exemptions, exempts passive investors (as described in the Plan).

By the terms of the Plan, the rights will initially trade with Common Stock and will generally only become exercisable on the 10th business day after the Board becomes aware that a person or entity has become the owner of 4.9% or more of the shares of Common Stock or the commencement of a tender or exchange offer which would result in the offeror becoming an owner of 4.9% or more of the Common Stock.

The Plan expires on April 12, 2021 unless the Plan is amended or the Rights are earlier exercised, exchanged or redeemed.

Additional details regarding the Plan are contained in a Current Report on Form 8-K filed by the Company on April 13, 2020 with the U.S. Securities and Exchange Commission (“SEC”). The filing will be available on the SEC’s website at www.sec.gov and in the Investor Relations section of the Company’s website at www.americanfinancetrust.com.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

investorrelations@americanfinancetrust.com

(866) 902-0063